UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 10, 2020
Date of Report (Date of earliest event reported)
__________________________________________
HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)
__________________________________________

Michigan	001-15141	38-0837640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

855 East Main Avenue, Zeeland, MI 49464
(Address of principal executive offices and zip code)
(616) 654-3000
(Registrant's telephone number, including area code)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MLHR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    Compensatory Arrangements of Certain Officers.

As previously disclosed in a Form 8-K filed by Herman Miller, Inc. (the “Company”) on July 9, 2020, Gregory J. Bylsma notified the Company of his intent to retire.

On August 10, 2020, the Company and Mr. Bylsma entered into an agreement that provides for his transition from his current role as the President of North America Contract and Global Operations to Strategic Advisor - North America Contract and Operations for a one-year period starting September 5, 2020. While Mr. Bylsma will continue to serve as an employee of the Company, he will no longer participate in the Long-Term Incentive Plan, the Executive Cash Bonus plan or any other bonus program.

Item 8.01	Other Events.

On August 13, 2020, the Company issued a press release announcing the promotion of two employees, Richard Scott and John Michael, to the Company’s Leadership Team, effective September 4, 2020. Mr. Scott, who will serve as Chief Manufacturing and Operations Officer, and Mr. Michael, who will serve as President of North America Contract, will replace Mr. Bylsma, President of North America Contract and Global Operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number        Description

99.1        Press Release dated August 13, 2020
104        Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	August 13, 2020	HERMAN MILLER, INC.
(Registrant)
		By:	/s/ Kevin J. Veltman Kevin J. Veltman
Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)